[Aetna logo]        Aetna Life Insurance and Annuity Company
                    Home Office: 151 Farmington Avenue
                    P.O. Box 30670
                    Hartford, Connecticut 06150-0670
                    (800) 531-4547

You may call the toll-free number shown above for answers to questions or to resolve a complaint.

Aetna Life Insurance and Annuity Company, a stock company, herein called Aetna, agrees to pay the benefits stated in this Contract.


Specifications
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Plan
  SPECIMEN
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Type of Plan
  SPECIMEN
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Contract Holder
  SPECIMEN
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Contract Number
  SPECIMEN
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Effective Date
  SPECIMEN
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This Contract is delivered in SPECIMEN      and is subject to the laws of that
jurisdiction

The variable features of the Group Contract are described in parts III and IV.

Right to Cancel
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The Group Contract Holder may cancel this Contract within 10 days by returning it to the agent from whom it was purchased, or to Aetna at the address shown above. Within seven days of receiving the Contract at its home office, Aetna will return the amount of Certificate Holder Purchase Payment(s) received, plus any increase, or minus any decrease, on the amount, if any, allocated to the Separate Account fund(s).

This page and the pages that follow constitute the entire Contract.

Signed at the home office on the Effective Date.

/s/Daniel Kearney                  /s/Susan M. Schechter
     President                           Secretary

             Group Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

Specifications
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Guaranteed               There is a guaranteed interest rate for Purchase
Interest Rate            Payment(s) held in the AG Account. (See Contract
                         Schedule I).
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Deductions from          There will be deductions for mortality and expense
the Separate             risks and administrative fees. (See Contract
Account                  Schedule I and II).
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Deduction from           Purchase Payment(s) are subject to a deduction for
Purchase                 premium taxes, if any. (See 3.01.)
Payment(s)
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Surrender                There will be a charge deducted upon surrender. (See
Fee                      Contract Schedule I).

This Contract is a legal contract and constitutes the entire legal relationship between Aetna and the Contract Holder.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. THEREFORE, IT IS IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

                              Contract Schedule I
                              Accumulation Period

Separate Account
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Separate Account:             Variable Annuity Account B

Charges to Separate           A daily charge is deducted from any portion of the
Account:                      Current Value allocated to the Separate Account.
                              The deduction is the daily equivalent of the annual effective percentage shown in the following chart:

                              Administrative Charge         0.15%
                              Mortality Risk Charge         0.35%
                              Expense Risk Charge           0.90%
                                                            -----
                              Total Separate Account
                              Charges                       1.40%

ALIAC Guaranteed Account (AG Account)
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Minimum Guaranteed            3.0% (effective annual rate of return)
Interest Rate:

Separate Account and AG Account
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Transfers:                    An unlimited number of Transfers are allowed
                              during the Accumulation Period. Aetna allows 12 free Transfers in any calendar year. Thereafter, Aetna reserves the right to charge $10 for each subsequent Transfer.

Maintenance Fee:              The annual Maintenance Fee is $30. If the
                              Account's Current Value is $50,000 or more on the date the Maintenance Fee is to be deducted, the Maintenance Fee is $0.

                              Accumulation Period

Separate Account and AG Account (Cont'd)
--------------------------------------------------------------------------------
Surrender Fee:                For each surrender, the Surrender Fee will be
                              determined as follows:

                              Length of Time from Deposit of Net           Surrender Fee
                              Purchase Payment (Years)                   (as percentage of
                                                                        Net Purchase Payment)
                              Less than 2 years                                 7%
                              2 or more but less than 4 years                   6%
                              4 or more but less than 5 years                   5%
                              5 or more but less than 6 years                   4%
                              6 or more but less than 7 years                   3%
                              7 years or more                                   0%

Systematic Withdrawal         The specified payment or specified percentage may
Option (SWO):                 not be greater than 10% of the Account's Current
                              Value at time of election.

See 1. GENERAL DEFINITIONS for explanations.

                              Contract Schedule II
                                 Annuity Period

Separate Account
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Charges to Separate           A daily charge at an annual effective rate of
Account: 1.25% for Annuity mortality and expense risks. The administrative charge is established upon election of an Annuity option. This charge will not exceed 0.25%.

Variable Annuity Assumed      If a Variable Annuity is chosen, an assumed annual
Annual Net Return Rate:       net return rate of 5.0% may be elected. If 5.0% is
                              not elected, Aetna will use an assumed annual net return rate of 3.5%.

                              The assumed annual net return rate factor for 3.5% per year is 0.9999058.

                              The assumed annual net return rate factor for 5.0% per year is 0.9998663.

                              If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

                              (a) 4.75% on an annual basis plus an annual
                                  return of up to 0.25% to offset the
                                  administrative charge set at the time
                                  Annuity payments commence if an assumed annual net return rate of 3.5% is chosen; or

                              (b) 6.25% on an annual basis plus an annual return
                                  of up to 0.25% to offset the administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of 5% is chosen.

Fixed Annuity
--------------------------------------------------------------------------------
Minimum Guaranteed            3.0% (effective annual rate of return)
Interest Rate:


See 1. GENERAL DEFINITIONS for explanations.

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                               TABLE OF CONTENTS

I. GENERAL DEFINITIONS
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                                                                         Page
1.01 Account ...........................................................  9
1.02 Accumulation Period ...............................................  9
1.03 Adjusted Current Value ............................................  9
1.04 ALIAC Guaranteed Account (AG Account) .............................  9
1.05 Annuitant .........................................................  9
1.06 Annuity ...........................................................  9
1.07 Beneficiary .......................................................  9
1.08 Certificate Holder ................................................  9
1.09 Code ..............................................................  9
1.10 Contract ..........................................................  9
1.11 Contract Holder ...................................................  9
1.12 Current Value .....................................................  9
1.13 Deposit Period .................................................... 10
1.14 Dollar Cost Averaging ............................................. 10
1.15 Fixed Annuity ..................................................... 10
1.16 Fund(s) ........................................................... 10
1.17 General Account ................................................... 10
1.18 Guaranteed Rates - AG Account ..................................... 10
1.19 Guaranteed Term ................................................... 10
1.20 Guaranteed Term(s) Groups ......................................... 10
1.21 Maintenance Fee ................................................... 11
1.22 Market Value Adjustment (MVA) ..................................... 11
1.23 Matured Term Value ................................................ 11
1.24 Matured Term Value Transfer ....................................... 11
1.25 Maturity Date ..................................................... 11
1.26 Net Purchase Payment(s) ........................................... 11
1.27 Nonunitized Separate Account ...................................... 11
1.28 Purchase Payment(s) ............................................... 11
1.29 Reinvestment ...................................................... 11

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                                                                        Page
1.30 Separate Account .................................................. 12
1.31 Surrender Value ................................................... 12
1.32 Transfers ......................................................... 12
1.33 Valuation Period (Period) ......................................... 12
1.34 Variable Annuity .................................................. 12

II. GENERAL PROVISIONS
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2.01 Change of Contract ................................................ 12
2.02 Change of Fund(s) ................................................. 13
2.03 Nonparticipating Contract ......................................... 13
2.04 Payments and Elections ............................................ 14
2.05 State Laws ........................................................ 14
2.06 Control of Contract ............................................... 14
2.07 Designation of Beneficiary ........................................ 14
2.08 Misstatements and Adjustments ..................................... 14
2.09 Incontestability .................................................. 14
2.10 Grace Period ...................................................... 15
2.11 Individual Certificates ........................................... 15

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01 Net Purchase Payment .............................................. 15
3.02 Certificate Holder's Account ...................................... 15
3.03 Fund(s) Record Units -- Separate Account .......................... 15
3.04 Net Return Factor(s) -- Separate Account .......................... 16
3.05 Fund Record Unit Value -- Separate Account ........................ 16
3.06 Market Value Adjustment ........................................... 16
3.07 Transfer of Current Value from the Funds or AG Account ............ 17
3.08 Notice to the Certificate Holder .................................. 18
3.09 Loans ............................................................. 18
3.10 Systematic Withdrawal Option (SWO) ................................ 18
3.11 Death Benefit Amount .............................................. 20

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                                                                        Page
3.12 Death Benefit Options Available to Beneficiary .................... 20
3.13 Liquidation of Surrender Value .................................... 22
3.14 Surrender Fee ..................................................... 22
3.15 Payment of Surrender Value ........................................ 23
3.16 Payment of Adjusted Current Value ................................. 23

IV. ANNUITY PROVISIONS
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4.01 Choices ........................................................... 23
4.02 Terms of Annuity Options .......................................... 24
4.03 Death of Annuitant/Beneficiary .................................... 25
4.04 Fund(s) Annuity Units -- Separate Account ......................... 26
4.05 Fund(s) Annuity Unit Value -- Separate Account .................... 26
4.06 Annuity Net Return Factor(s) -- Separate Account .................. 26
4.07 Annuity Options ................................................... 27

I. GENERAL DEFINITIONS
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1.01 Account:                 A record established for each Certificate Holder
                              to maintain the value of all Net Purchase Payments held on his/her behalf during the Accumulation Period.

1.02 Accumulation Period:     The period during which the Net Purchase
                              Payment(s) are applied to an Account to provide future Annuity payment(s).

1.03 Adjusted Current Value:  The Current Value of an Account plus or minus any aggregate AG Account MVA, if applicable. (See
                              1.22)

1.04 ALIAC Guaranteed         An accumulation option where Aetna guarantees
     Account (AG Account):    stipulated rate(s) of interest for specified
                              periods of time. All assets of Aetna, including amounts in the Nonunitized Separate Account, are available to meet the guarantees under the AG
                              Account.

1.05 Annuitant:               The person whose life is measured for purposes of
                              the guaranteed death benefit and the duration of Annuity payments under this Contract.

1.06 Annuity:                 Payment of an income:

                              (a) For the life of one or two persons;
                              (b) For a stated period; or
                              (c) For some combination of (a) and (b).

1.07 Beneficiary:             The individual or estate entitled to receive any
                              death benefit due under the Contract. If the Account is held by joint Certificate Holders, the survivor will be deemed the designated
                              Beneficiary and any other Beneficiary on record will be treated as the contingent Beneficiary.

1.08 Certificate Holder:      A person who purchases an interest in this
                              Contract as evidenced by a certificate. Aetna reserves the right to limit ownership to natural persons. If more than one Certificate Holder owns an Account, each Certificate Holder will be a joint Certificate Holder. Any joint Certificate
                              Holder must be the spouse of the other joint
                              Certificate Holder. Joint Certificate Holders have joint ownership rights and both must authorize exercising any ownership rights unless Aetna allows otherwise.

1.09 Code:                    The Internal Revenue Code of 1986, as it may be
                              amended from time to time.

1.10 Contract:                This agreement between Aetna and the Contract
                              Holder.

1.11 Contract Holder:         The entity to which the Contract is issued.

1.12 Current Value:           As of the most recent Valuation Period, the Net
                              Purchase Payment and any additional amount deposited pursuant to 3.11 plus any interest added to the portion allocated to the AG Account; and plus or minus the investment experience of the portion allocated to the Funds since deposit; less all Maintenance Fees deducted, any amounts surrendered and any amounts applied to an Annuity.

1.13 Deposit Period:          A calendar week, a calendar month, a calendar
                              quarter, or any other period of time specified by Aetna during which Net Purchase Payment(s),
                              Transfers and Reinvestments are accepted into the AG Account for one or more Guaranteed Terms. Aetna reserves the right to extend the Deposit Period.

1.14 Dollar Cost Averaging:   A program that permits the Certificate Holder to
                              systematically transfer amounts from any of the Funds and the one-year AG Account Guaranteed Term to any of the Funds. Dollar Cost Averaging is not available with the Systematic Withdrawal Option or the Estate Conservation Option.

1.15 Fixed Annuity:           An Annuity with payments that do not vary in
                              amount.

1.16 Fund(s):                 The open-end management investment companies
                              (mutual funds) in which the Separate Account invests.

1.17 General Account:         The Account holding the assets of Aetna, other
                              than those assets held in Aetna's separate accounts.

1.18 Guaranteed Rates --      Aetna will declare the interest rate(s) applicable
     AG Account:              to a specific Guaranteed Term at the start of the
                              Deposit Period for that Guaranteed Term. The rate(s) are guaranteed by Aetna for the Deposit
                              Period and the ensuing Guaranteed Term. The
                              Guaranteed Rates are annual effective yields. That is, interest is credited daily at a rate that will produce the Guaranteed Rate over the period of a year. No Guaranteed Rate will ever be less than the Minimum Guaranteed Rate shown on Contract
                              Schedule I.

                              For Guaranteed Terms of one year or less, one Guaranteed Rate is credited for the full Guaranteed Term. For longer Guaranteed Terms, an initial Guaranteed Rate is credited from the date of deposit to the end of a specified period within the Guaranteed Term. There may be different Guaranteed Rate(s) declared for subsequent specified time intervals throughout the Guaranteed Term.

1.19 Guaranteed Term:         The period of time for which AG Account Guaranteed
                              Rates are guaranteed on Net Purchase Payments,
                              Transfers and Reinvestments made into a current
                              Deposit Period for the AG Account. Such period begins on the day following the close of the Deposit Period and ends on the designated Maturity
                              Date. Guaranteed Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years.

                              During a Deposit Period, Aetna may make available any number of Guaranteed Terms. The Certificate Holder may allocate Net Purchase Payments and Transfers into any or all of the available Guaranteed Terms.

1.20 Guaranteed Term(s)       All AG Account Guaranteed Term(s) with the same
     Groups:                  length of time from the close of the Deposit
                              Period until the designated Maturity Date.

1.21 Maintenance Fee:         The Maintenance Fee (see Contract Schedule I) will
                              be deducted during the Accumulation Period from the Current Value on each anniversary of the date the Account is established and upon surrender of the entire Account.

1.22 Market Value Adjustment  An adjustment that may apply to an amount
     (MVA): withdrawn or transferred from an AG Account Guaranteed Term prior to the end of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in
                              3.06. The adjustment is expressed as a percentage of each dollar being withdrawn.

1.23 Matured Term Value:      The amount payable on an AG Account Guaranteed
                              Term's Maturity Date.

1.24 Matured Term Value       During the calendar month following an AG Account
     Transfer:                Maturity Date, the Certificate Holder may notify
                              Aetna's home office in writing to Transfer or surrender all or part of the Matured Term Value, plus interest at the new Guaranteed Rate accrued thereon, from the AG Account without an MVA. This provision only applies to the first such written request received from the Certificate Holder during this period for any Matured Term Value.

1.25 Maturity Date:           The last day of an AG Account Guaranteed Term.

1.26 Net Purchase Payment(s): The Purchase Payment less premium taxes, as applicable.

1.27 Nonunitized Separate     A separate account set up by Aetna under Title 38,
     Account:                 Section 38a-433, of the Connecticut General
                              Statutes, that holds assets for AG Account Terms.
                              There are no discrete units for this Account. The
                              Certificate Holder does not participate in the investment gain or loss from the assets held in the Nonunitized Separate Account. Such gain or loss is borne entirely by Aetna. These assets may be chargeable with liabilities arising out of any other business of Aetna.

1.28 Purchase Payment(s):     Payment(s) accepted by Aetna at its home office.
                              Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Contract
                              Holder or Certificate Holder.

1.29 Reinvestment:            Aetna will mail a notice to the Certificate Holder
                              at least 18 calendar days before a Guaranteed
                              Term's Maturity Date. This notice will contain the Terms available during the current Deposit Periods with their Guaranteed Rate(s) and projected
                              Matured Term Value. If no specific direction is given by the Certificate Holder prior to the Maturity Date, each Matured Term Value will be reinvested in the current Deposit Period for a Guaranteed Term of the same duration. If a Guaranteed Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the current Deposit
                              Period for the next shortest Guaranteed Term available. If no shorter Guaranteed Term is available, the next longer Guaranteed Term

1.29 Reinvestment             will be used. Aetna will mail a confirmation
     (Cont'd):                statement to the Certificate Holder the next
                              business day after the Maturity Date. This notice will state the Guaranteed Term and Guaranteed
                              Rate(s) which will apply to the reinvested
                              Matured Term Value.

1.30 Separate Account:        A separate account that buys and holds shares of
                              the Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate Account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in the Separate Account and is not a trustee as to such amounts. This Separate Account generally is not guaranteed and is held at market value. The assets of the Separate Account, to the extent of reserves and other contract liabilities of the Account, shall not be charged with other Aetna liabilities.

1.31 Surrender Value:         The amount payable by Aetna upon the surrender of
                              any portion of an Account.

1.32 Transfers:               The movement of invested amounts among the
                              available Fund(s) and the AG Account under this Contract during the Accumulation Period.

1.33 Valuation Period         The period of time for which a Fund determines its
     (Period):                net asset value, usually from 4:15 p.m. Eastern
                              time each day the New York Stock Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net asset value.

1.34 Variable Annuity:        An Annuity with payments that vary with the net
                              investment results of one or more Funds under the Separate Account.

II. GENERAL PROVISIONS
--------------------------------------------------------------------------------
2.01 Change of Contract:      Only an authorized officer of Aetna may change the
                              terms of this Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

                              Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. This applies to an initial Purchase Payment to establish a new Account or to subsequent Purchase Payments to existing Accounts under the Contract. No advance notice will be given to the Contract Holder or Certificate Holder.

                              Aetna may make any change that affects the AG Account Market Value Adjustment (3.06) with at least 30 days' advance written notice to the Contract Holder and the Certificate Holder. Any such change shall become effective for any new Term and will apply to all present and future Accounts.

2.01 Change of Contract       Aetna reserves the right to change the terms of
     (Cont'd):                the Systematic Withdrawal Option (3.10) for future
                              elections and discontinue the availability of this option after proper notification.

                              Any change that affects any of the following under this Contract will not apply to Accounts in existence before the effective date of the change:

                              (a) Net Purchase Payment (1.26)
                              (b) AG Account Guaranteed Rate (1.18)
                              (c) Net Return Factor(s) -- Separate Account
                                  (3.04)
                              (d) Current Value (1.12)
                              (e) Surrender Value (1.31)
                              (f) Fund(s) Annuity Unit Value -- Separate
                                  Account (4.05)
                              (g) Annuity options (4.07)
                              (h) Fixed Annuity Interest Rates (4.01)
                              (i) Transfers (1.32).

                              Any change that affects the Annuity options and the tables for the options may be made:

                              (a) No earlier than 12 months after the effective
                                  date of this Contract; and
                              (b) No earlier than 12 months after the effective
                                  date of any prior change.

                              Any Account established on or after the effective date of any change will be subject to the change. If the Contract Holder does not agree to any change under this provision, no new Accounts may be established under this Contract. This Contract may also be changed as deemed necessary by Aetna to comply with federal or state law.

2.02 Change of Fund(s):       The assets of the Separate Account are segregated
                              by Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if in our judgment, further investment in such shares should become inappropriate in view of the purpose of the Contract, Aetna may cease to make such Fund shares available for investment under the Contract prospectively, or Aetna may substitute shares of another Fund for shares already acquired. Aetna may also, from time to time, add additional Funds. Any elimination, substitution or addition of Funds will be done in accordance with applicable state and federal securities laws. Aetna reserves the right to substitute shares of another Fund for shares already acquired without a proxy vote.

2.03 Nonparticipating         The Contract Holder, Certificate Holders or
     Contract:                Beneficiaries will not have a right to share in
                              the earnings of Aetna.

2.04 Payments and Elections:  While the Certificate Holder is living, Aetna will pay the Certificate Holder any Annuity payments as and when due. After the Certificate Holder's death, or at the death of the first Certificate Holder if the Account is owned jointly, any Annuity payments required to be made will be paid in accordance with 4.03. Aetna will determine other payments and/or elections as of the end of the Valuation Period in which the request is received at its home office. Such payments will be made within seven calendar days of receipt at its home office of a written claim for payment which is in good order, except as provided in 3.15.

2.05 State Laws:              The Contract and the Certificates comply with the
                              laws of the state in which they are delivered. Any surrender, death, or Annuity payments are equal to or greater than the minimum required by such laws.
                              Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine
                              Annuity payments.

2.06 Control of Contract:     This is a Contract between the Contract Holder and
                              Aetna. The Contract Holder has title to the Contract. Contract Holder rights are limited to accepting or rejecting Contract modifications. The
                              Certificate Holder has all other rights to amounts held in his or her Account.

                              Each Certificate Holder shall own all amounts held in his or her Account. Each Certificate Holder may make any choices allowed by this Contract for his or her Account. Choices made under this Contract must be in writing. If the Account is owned jointly, both Certificate Holders must authorize any Certificate Holder change in writing. Until receipt of such choices at Aetna's home office, Aetna may rely on any previous choices made.

                              The Contract is not subject to the claims of any creditors of the Contract Holder or the Certificate Holder, except to the extent permitted by law.

                              The Certificate Holder may assign or transfer his or her rights under the Contract. Aetna reserves the right not to accept assignment or transfer to a nonnatural person. Any assignment or transfer made must be submitted to Aetna's home office in writing and will not be effective until accepted by Aetna.

2.07 Designation of           Each Certificate Holder shall name his or her
     Beneficiary:             Beneficiary. If the Account is owned jointly, both
                              joint Certificate Holders must agree in writing to the Beneficiary designated. The Beneficiary may be changed at any time. Changes to a Beneficiary must be submitted to Aetna's home office in writing and will not be effective until accepted by Aetna. If the Account is owned jointly, at the death of one joint Certificate Holder, the survivor will be deemed the Beneficiary; any other Beneficiary on record will be deemed a contingent Beneficiary.

2.08 Misstatements and        If Aetna finds the age of any Annuitant to be
     Adjustments:             misstated, the correct facts will be used to
                              adjust payments.

2.09 Incontestability:        Aetna cannot cancel this Contract because of any
                              error of fact.

2.10 Grace Period:            This Contract will remain in effect even if
                              Purchase Payments are not continued except as provided in the Payment of Adjusted Current Value provision (see 3.17).

2.11 Individual Certificates: Aetna shall issue a certificate to each
                              Certificate Holder. The certificate will summarize certain provisions of the Contract. Certificates are for information only and are not a part of the Contract.

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
--------------------------------------------------------------------------------

3.01 Net Purchase Payment:    This amount is the actual Purchase Payment less
                              any premium tax. Aetna reserves the right to pay premium taxes when due and deduct the amount from the Current Value when we pay the tax or at a later date.

                              The Net Purchase Payment will be credited among:

                              (a) The current Deposit Period(s) for Guaranteed
                                  Terms under the AG Account; and
                              (b) The Fund(s) in which the Separate Account
                                  invests.

                              For each Net Purchase Payment, the Certificate Holder shall tell Aetna the allocation percentage to be applied to the current Deposit Period for each of the available Guaranteed Terms in the AG Account and/or each Fund. If allocation instructions are not received along with any subsequent Net Purchase Payment, the allocation will be the same as that indicated when the Contract was purchased. If the same Guaranteed Term is no longer available, the Net Purchase Payment will be allocated to the next shortest Guaranteed Term available in the current Deposit Period. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used.

3.02 Certificate              Aetna will maintain an Account for each
     Holder's Account:        Certificate Holder.

                              Aetna will declare from time to time the acceptability and the minimum amount for additional Purchase Payments. Each Account will be subject to the Terms and Conditions of the Contract in effect at the time the first Purchase Payment for such Account is applied to the Contract except for changes made to comply with federal or state law.

3.03 Fund(s) Record Units --  The portion of the Net Purchase Payment(s)
     Separate Account:        applied to each Fund under the Separate Account
                              will determine the number of Fund record units for that Fund. This number is equal to the portion of the Net Purchase Payment(s) applied to each Fund divided by the Fund record unit value (see 3.05) for the Valuation Period in which the Purchase
                              Payment is received in good order at Aetna's home office.

3.04 Net Return Factor(s) --  The net return factor(s) are used to compute
     Separate Account:        all Separate Account record units for any Fund.

                              The net return factor(s) for each Fund is equal to
                              1.0000000 plus the net return rate.

                              The net return rate is equal to:

                              (a) The value of the shares of the Fund held by
                                  the Separate Account at the end of the
                                  Valuation Period; minus
                              (b) The value of the shares of the Fund held by
                                  the Separate Account at the start of the Valuation Period; plus or minus
                              (c) Taxes (or reserves for taxes) on the Separate
                                  Account (if any); divided by
                              (d) The total value of the Fund(s) record units
                                  and Fund(s) annuity units of the Separate
                                  Account at the start of the Valuation Period; minus
                              (e) A daily Separate Account charge at an annual
                                  rate as shown on Contract Schedule I for mortality and expense risks, which may include profit; and a daily administrative charge.

                              A net return rate may be more or less than 0%. The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

3.05 Fund Record Unit         A Fund record unit value is computed by
     Value -- Separate        multiplying the net return factors for the current
     Account:                 Valuation Period by the Fund record unit value for
                              the previous Period. The dollar value of Fund record units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.06 Market Value             An MVA will apply to any withdrawal from the AG
     Adjustment:              Account before the end of a Guaranteed Term when
                              the withdrawal is:

                              (a) A Transfer; except for Transfers from the
                                  one-year AG Account Guaranteed Account under the Dollar Cost Averaging program or, as specified in 1.24 Matured Term Value Transfer;
                              (b) A full or partial surrender (including a 10%
                                  free withdrawal under 3.14); except for a partial withdrawal under the Systematic Withdrawal Option; or
                              (c) Due to election of an Annuity (see 4.07).

                              Full and partial surrenders and Transfers made within six months after the date of the Annuitant's death will be the greater of:

                              (a) The aggregate MVA amount which is the sum of
                                  all market value adjusted amounts
                                  calculated due to a withdrawal of amounts.
                                  This total may be greater or less than the Current Value of those amounts; or

                              (b) The applicable portion of the Current Value in
                                  the AG Account.

3.06 Market Value             After the six-month period, the surrender or
     Adjustment (Cont'd):     Transfer will be the aggregate MVA amount, which
                              may be greater or less than the Current Value of those amounts.

                              The greater of the aggregate MVA amount or the applicable portion of the Current Value applies to amounts withdrawn from the AG Account on account of an election of Annuity options 2 or 3 (see 4.07).

                              Market value adjusted amounts will be equal to the amount withdrawn multiplied by the following ratio:

                                        x
                                       ---
                                       365
                              (1 + i)
                              -------------
                                        x
                                       ---
                                       365
                              (1 + j)

                                   Where:

                                        i is the Deposit Period Yield
                                        j is the Current Yield
                                        x is the number of days remaining,
                                          (computed from Wednesday of the week
                                          of withdrawal) in the Guaranteed Term.

                              The Deposit Period Yield will be determined as follows:

                              (a) At the close of the last business day of each
                                  week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.

                              (b) The Deposit Period Yield is the average of
                                  those yields for the Deposit Period. If
                                  withdrawal is made before the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

                              The Current Yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period Yield.

                              In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in the following quarter.

3.07 Transfer of Current      Before an Annuity option is elected, all or any
     Value from the Funds     portion of the Adjusted Current Value of the
     or AG Account:           Certificate Holder's Account may be transferred
                              from any Fund or Guaranteed Term of the AG
                              Account:

                              (a) To any other Fund; or
                              (b) To any Guaranteed Term of the AG Account
                                  available in the current Deposit Period.

3.07 Transfer of Current      Transfer requests can be submitted as a percentage
     Value from the Funds     or as a dollar amount. Aetna may establish a
     or AG Account (Cont'd):  minimum transfer amount. Within a Guaranteed Term
                              Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit
                              Period, then from the next oldest, and so on until the amount requested is satisfied.

                              The Certificate Holder may make an unlimited number of Transfers during the Accumulation Period. The number of free Transfers allowed by Aetna is shown on Contract Schedule I. Additional Transfers may be subject to a Transfer fee as shown on Contract Schedule I.

                              Amounts transferred from the AG Account under the Dollar Cost Averaging program, or amounts transferred as a Matured Term Value on or within one calendar month of a Term's Maturity Date do not count against the annual Transfer limit.

                              Amounts applied to Guaranteed Terms of the AG Account may not be transferred to the Funds or to another Guaranteed Term during the Deposit Period or for 90 days after the close of the Deposit Period except for (1) Matured Term Value(s) during the calendar month following the Term's Maturity Date; (2) amounts used as a premium for an Annuity option; (3) amounts transferred from the one-year AG Account Guaranteed Term under the Dollar Cost Averaging program; and (4) amounts distributed under the Systematic Withdrawal Option.

3.08 Notice to the            The Certificate Holder will receive quarterly
     Certificate Holder:      statements from Aetna of:

                              (a) The value of any amounts held in:
                                  (1) The AG Account; and
                                  (2) The Fund(s) under the Separate Account.
                              (b) The number of any Fund(s) record units; and
                              (c) The Fund(s) record unit value.

                              Such number or values will be as of a specific date no more than 60 days before the date of the notice.

3.09 Loans:                   Loans are not available under this Contract.

3.10 Systematic Withdrawal    A distribution option under which a portion of
     Option (SWO):            the Account's Current Value will automatically be
                              surrendered and distributed each year. SWO payments will be calculated on the Account's full
                              Current Value. The distributed amount is withdrawn pro rata from each investment option under the Account. A Surrender Fee will not be deducted from any portion of the Current Value which is paid as a distribution under SWO.

                              Certificate Holders should consult their tax adviser prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving SWO payments.

3.10 Systematic Withdrawal    (a) Amount of Distribution: The Certificate Holder
Option (SWO)                      may elect one of the three payment methods
(Cont'd):                         described below.

                                  (1) Specified Payment: Payments of a
                                      designated dollar amount. The annual
                                      amount may not be greater than the
                                      percentage of the Current Value at time of election as shown on Contract Schedule I. This annual dollar amount will remain constant. At its discretion, Aetna may require a minimum initial payment amount;

                                 (2) Specified Period: Payments which are made
                                     over a period of time which must be at
                                     least 10 years. The annual amount paid each year is calculated by dividing the Current Value as of December 31 of the prior year by the number of payment years remaining; or

                                 (3) Specified Percentage: Payment of a
                                     designated percentage which cannot be
                                     greater than the percentage of the Current
                                     Value at the time of election as shown on Contract Schedule I. The percentage may be changed by written request. Aetna reserves the right to limit the number of times the percentage may be changed. The annual amount is calculated by multiplying the Current Value as of December 31 of the year prior to the payment by the designated percentage.

                         (b) Minimum Initial Current Value: At its discretion,
                             Aetna may require a minimum initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire Account balance.

                         (c) Date of Distribution: The Certificate Holder shall
                             specify the initial distribution date. The earliest date for distribution is the date on which the Certificate Holder attains age 59 1/2. As elected by the Certificate Holder, SWO payments will be made on a monthly, quarterly, semi-annual or annual basis. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each calendar year. Subsequent distributions will be made on the 15th of any month or such other date Aetna may designate or allow.

                         (d) SWO payments will cease upon the Certificate
                             Holder's or Annuitant's death. A Beneficiary, however, may elect to continue SWO as provided in 3.12.

                         (e) Election and Revocation: SWO may be elected by
                             submitting a completed and signed election form to Aetna's home office. Once elected, this option may be revoked by the Certificate Holder or spousal Beneficiary, if elected after the Certificate Holder's death, by submitting a written request to Aetna at its home office. Any revocation will apply only to amounts not yet paid. SWO may be elected only once by the Certificate Holder or by the spousal Beneficiary.

3.11 Death Benefit Amount:    If the Certificate Holder or Annuitant dies before
                              Annuity payments start, the Beneficiary is entitled to a death benefit under the Account. If the Account is owned jointly, the death benefit is paid at the death of the first joint Certificate
                              Holder to die. The claim date is the date when proof of death and the Beneficiary's claim are received in good order at Aetna's home office. The amount of the death benefit is determined as follows:

                              (a) Death of Annuitant when the Certificate
                                  Holder is the Annuitant: The guaranteed death benefit is the greatest of:

                                  (1) The sum of all Purchase Payment(s) made to
                                      the Account (as of the date of death)
                                      minus the sum of all amounts surrendered, applied to an Annuity, or deducted from the Account;

                                  (2) The highest step up value, as of the date
                                      of death, prior to the Annuitant's 75th
                                      birthday. A step-up value is determined on each anniversary of the Effective Date. Each step-up value is calculated as the Account's Current Value on the Effective Date anniversary, increased by the amount of any Purchase Payment(s) made, and decreased by the sum of all amounts surrendered, deducted, and/or applied to an Annuity option since the Effective Date anniversary.

                                  (3) The Account's Current Value as of the date
                                      of death.

                                   The excess, if any, of the guaranteed death benefit value over the Account's Current Value is determined as of the date of death. Any excess amount will be deposited to the Account and allocated to Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date plus any excess amount deposited becomes the Account's Current Value.

                              (b) Death of the Certificate Holder if the
                                  Certificate Holder is not the Annuitant: The death benefit amount is the Account's Adjusted Current Value on the claim date. A Surrender Fee may apply to any full or partial surrender (see 3.14 and Contract Schedule I).

                              (c) Death of spousal Beneficiary who continued the
                                  Account: The death benefit amount equals the Account's Adjusted Current Value on the claim date, less any applicable Surrender Fee on Purchase Payments made since the death of the Certificate Holder or Annuitant.

3.12 Death Benefit Options    Prior to any election, or until amounts must
     Available to             be otherwise distributed under this section, the
     Beneficiary:             Current Value will be retained in the Account. The
                              Beneficiary has the right to allocate or reallocate any amount to any of the available investment options (subject to an MVA if applicable). The following options are available to the Beneficiary:

                              (a) When the Certificate Holder is the Annuitant
                                  if the the Annuitant dies (or when the
                                  Certificate Holder is a nonnatural person if the Annuitant dies):

3.12 Death Benefit Options        (1) If the Beneficiary is the surviving
     Available to                     spouse, the spousal Beneficiary will be
     Beneficiary (Cont'd):            the successor Certificate Holder and may
                                      exercise all Certificate Holder rights
                                      under the Contract and continue in the
                                      Accumulation Period, or may elect (i) or
                                      (ii) below.

                                      Under the Code, distributions from the
                                      Account are not required until the spousal
                                      Beneficiary's death. The spousal
                                      Beneficiary may elect to:

                                      (i) Apply some or all of the Adjusted
                                          Current Value to an Annuity option
                                          (see 4.07);

                                     (ii) Receive, at any time, a lump sum
                                          payment equal to the Adjusted Current
                                          Value of the Account.

                                (2) If the Beneficiary is other than the
                                    surviving spouse, options (i) or (ii) above apply. Any portion of the Adjusted Current Value not applied to an Annuity option within one year of the death must be distributed within five years of the date of death.

                                (3) If no Beneficiary exists, a lump sum
                                    payment equal to the Adjusted Current Value must be made to the Annuitant's estate within five years of the date of death.

                                (4) If the Beneficiary is an entity, a lump sum
                                    payment equal to the Adjusted Current Value must be made within five years of the date of death.

                         (b) When the Certificate Holder is not the Annuitant
                             when the Certificate Holder dies:

                             (1) If the Beneficiary is the Certificate Holder's
                                 surviving spouse, the spousal Beneficiary will be the successor Certificate Holder and may exercise all Certificate Holder rights under the Contract and continue in the Accumulation Period, or may elect (i) or (ii), below. Under the Code, distributions from the Account are not required until the spousal Beneficiary's death. The spousal Beneficiary may elect to:

                                 (i) Apply some or all of the Adjusted Current
                                     Value to Annuity option 2 or 3 (see 4.07);

                                (ii) Receive, at any time, a lump sum payment
                                     equal to the Surrender Value.

                              (2) If the Beneficiary is other than the
                                  Certificate Holder's surviving spouse, options
                                  (i) or (ii) under (1) above apply. Any portion of the death benefit not applied to an Annuity option within one year of the Certificate Holder's death must be distributed within five years of the date of death.

3.12 Death Benefit Options       (3)  If no Beneficiary exists, a lump sum
     Available to Beneficiary         payment equal to the Surrender Value must
     (Cont'd):                        be made to the Certificate Holder's estate
                                      within five years of the date of death.

                                 (4)  If the Beneficiary is an entity, a lump
                                      sum payment equal to the Surrender Value must be made within five years of the date of death.

                               (c) When the Certificate Holder is a natural
                                  person and not the Annuitant, when the
                                  Annuitant dies, the Beneficiary (or the
                                  Certificate Holder if no Beneficiary exists) may elect to:

                                (i) Apply all or some of the Adjusted Current Value to an Annuity option within 60 days of the date of death; or

                                (ii) Receive a lump sum payment equal to the
                                     Adjusted Current Value.

3.13 Liquidation of           All or any portion of the Account's Current Value
     Surrender Value:         may be surrendered at any time. Surrender requests
                              can be submitted as a percentage of the Account value or as a specific dollar amount. Net Purchase
                              Payment amounts are withdrawn first, and then the excess value, if any. For any partial surrender, amounts are withdrawn on a pro rata basis from the Fund(s) and/or the Guaranteed Term(s) Groups of the AG Account in which the Current Value is invested. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                              After deduction of the Maintenance Fee, if applicable, the surrendered amount shall be reduced by a Surrender Fee, if applicable. An MVA may apply to amounts surrendered from the AG Account.

3.14 Surrender Fee:           The Surrender Fee only applies to the Net Purchase
                              Payment(s) portion surrendered and varies according to the elapsed time since deposit (see
                              Contract Schedule I). Net Purchase Payment amounts are withdrawn in the same order they were applied.

                              No Surrender Fee is deducted from any portion of the Current Value which is paid:

                               (a) To a Beneficiary due to the Annuitant's death
                                 before Annuity payments start, up to a maximum of the aggregate Net Purchase Payment(s) minus the total of all partial surrenders, amounts applied to an Annuity and deductions made prior to the Annuitant's date of death;

                               (b) As a premium for an Annuity option (see
                                  4.07);

                               (c) As a distribution under the SWO provision
                                  (see 3.10);

3.14 Surrender Fee            (d)  At least 12 months after the date of the
     (Cont'd):                     first Purchase Payment to the Account, in an
                                   amount equal to or less than 10% of the
                                   Current Value. This applies to the first surrender request, partial or full, in a calendar year. The Current Value is calculated as of the date the surrender request is received in good order at Aetna's home office. This waiver is not available to the Certificate Holder while SWO is in effect;

                               (e) For a full surrender of the Account where the
                                   Current Value of the Account is $2,500 or less and no surrenders have been taken from the Account within the prior 12 months;

                               (f) By Aetna under 3.16; or

                               (g) If the Annuitant has spent at least 45
                                   consecutive days in a licensed nursing care facility and each of the following conditions are met:

                                   (1) more than one calendar year has elapsed
                                       since the date the certificate was
                                       issued; and

                                   (2) the surrender is requested within 3 years
                                       of admission to a licensed nursing care
                                       facility.

                                   This waiver does not apply if
                                   the Annuitant was in a nursing care
                                   facility at the time the certificate was issued.



3.15 Payment of                Under certain emergency conditions, Aetna may
     Surrender Value:          defer payment:

                               (a) For a period of up to 6 months (unless not
                                   allowed by state law); or

                               (b) As provided by federal law.

3.16 Payment of Adjusted Current Value:

                               Upon 90 days' written notice to the Certificate Holder, Aetna will terminate any Account if the Current Value becomes less than $2,500 immediately following any partial surrender. Aetna does not intend to exercise this right in cases where an Account Current Value is reduced to $2,500 or less solely due to investment performance. A Surrender Fee will not be deducted from the Adjusted Current Value.

IV. ANNUITY PROVISIONS
--------------------------------------------------------------------------------
4.01 Choices:                 The Certificate Holder may tell Aetna to apply any
                              portion of the Adjusted Current Value (minus any premium tax, if applicable,) to any Annuity option
                              (see 4.07). The first Annuity payment may not be earlier than one calendar year after the initial
                              Purchase Payment nor later than the later of:

                              (a) The first day of the month following the
                                  Annuitant's 85th birthday; or

                              (b) The tenth anniversary of the last Purchase
                                  Payment. In lieu of the election of an
                                  Annuity, the Certificate Holder may tell
                                  Aetna to make a lump sum payment.

4.01 Choices                  When an Annuity option is chosen, Aetna must also
     (Cont'd):                be told if payments are to be made other than
                              monthly and whether to pay:

                              (a) A Fixed Annuity using the General Account;
                              (b) A Variable Annuity using any of the Fund(s)
                                  available under this Contract for Annuity purposes; or
                              (c) A combination of (a) and (b).

                              If a Fixed Annuity is chosen, the Annuity purchase rate for the option chosen reflects the Minimum Guaranteed Interest Rate (see Contract Schedule
                              II), but may reflect higher interest rates. If a Variable Annuity is chosen, the initial Annuity payment for the option chosen reflects the assumed annual return rate elected. (see Contract Schedule
                              II).

4.02 Terms of Annuity         (a) When payments start, the age of the Annuitant
     Options: plus the number of years for which payments are guaranteed must not exceed 95.

                              (b) An Annuity option may not be elected if the
                                  first payment would be less than $50 or if the total payments in a year would be less than $250 (less if required by state law). Aetna reserves the right to increase the minimum first Annuity payment amount and the annual minimum Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

                              (c) If a Fixed Annuity is chosen and a larger
                                  payment would result from applying the
                                  Surrender Value to a current Aetna single premium immediate Annuity, Aetna will make the larger payment.

                              (d) For purposes of calculating the guaranteed
                                  first payment of a Variable Annuity or the payments for a Fixed Annuity, the Annuitant's and second Annuitant's adjusted age will be used. The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1993 through December 31, 1999. The Annuitant's and second Annuitant's age will be reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

                                  The Annuity purchase rates for options 2 and 3 are based on mortality from 1983 Table a.

4.02 Terms of Annuity             (e) Assumed Annual Net Return Rate is the
     Options (Cont'd):                interest rate used to determine the
                                      amount of the first Annuity payment under a Variable Annuity as shown on Contract
                                      Schedule II. The Separate Account must
                                      earn this rate plus enough to cover the
                                      mortality and expense risks charges
                                      (which may include profit) and
                                      administrative charges if future Variable
                                      Annuity Payments are to remain level,
                                      (see Annuity return factor under Variable
                                      Annuity Assumed Annual Net Return Rate
                                      on Contract Schedule II).

                                  (f) Once elected, Annuity payments cannot be
                                      commuted to a lump sum except for Variable
                                      Annuity payments under option 1 (see
                                      4.07). The life expectancy of the
                                      Annuitant or the Annuitant and second
                                      Annuitant shall be irrevocable upon the
                                      election of an Annuity option.

4.03 Death of Annuitant/           (a) Certificate Holder is Annuitant: When
     Beneficiary:                      the Certificate Holder is the Annuitant
                                       and the Annuitant dies under option 1 or 2, or both the Annuitant and the second
                                       Annuitant die under option 3(d), the
                                       present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon election by the Beneficiary, any remaining payments will continue to the Beneficiary. If option 3 has been elected and the Certificate
                                       Holder dies, the remaining payments will continue to the successor payee. If no successor payee has been designated, the Beneficiary will be treated as the successor payee. If the Account has joint
                                       Certificate Holder's, the surviving joint
                                       Certificate Holder will be deemed the
                                       successor payee.

                                   (b) Certificate Holder is Not Annuitant: When
                                       the Certificate Holder is not the
                                       Annuitant and the Certificate Holder
                                       dies, the remaining payments will
                                       continue to the successor payee. If no
                                       successor payee has been designated, the Beneficiary will be treated as the successor payee. If the Account has joint Certificate Holder's, the surviving joint Certificate Holder will be deemed the successor payee.

                                       If the Annuitant dies under option 1 or
                                       2, or both the Annuitant and the second
                                       Annuitant die under option 3(d), the
                                       present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon the election by the Beneficiary, any remaining payments will continue to the Beneficiary. If option 3 has been elected, and the Annuitant dies, the remaining payments will continue to the Certificate Holder.

                                   (c) No Beneficiary Named/Surviving: If there
                                       is no Beneficiary, the present value of
                                       any remaining payments will be paid in
                                       one sum to the Certificate Holder, or if the Certificate Holder is not living, then to the Certificate Holder's estate.

4.03 Death of Annuitant/           (d) If the Beneficiary or the successor payee
     Beneficiary (Cont'd):             dies while receiving Annuity payments,
                                       the present value of any remaining
                                       guaranteed payments will be paid in one
                                       sum to the successor Beneficiary/payee,
                                       or upon election by the successor
                                       Beneficiary/payee, any remaining payments will continue to the successor
                                       Beneficiary/payee. If no successor
                                       Beneficiary/payee has been designated,
                                       the present value of any remaining
                                       guaranteed payments will be paid in one
                                       sum to the Beneficiary's/payee's estate.


                                   (e) The present value will be determined as
                                       of the Valuation Period in which proof of death acceptable to Aetna and a request for payment is received at Aetna's home office. The interest rate used to determine the first payment will be used to calculate the present value.

4.04 Fund(s) Annuity Units --      The number of each Fund's Annuity Units is
     Separate Account:             based on the amount of the first Variable
                                   Annuity payment which is equal to:


                                   (a) The portion of the Current Value applied
                                       to pay a Variable Annuity (minus any
                                       premium tax); divided by
                                   (b) 1,000; multiplied by
                                   (c) The payment rate for the option chosen.

                                   Such amount, or portion, of the variable payment will be divided by the appropriate Fund Annuity unit value (see 4.05) on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund Annuity units. The number of each Fund Annuity units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity unit value multiplied by the appropriate number of units. The Fund Annuity unit value on the tenth Valuation Period prior to the due date of the payment is used.

4.05 Fund(s) Annuity Unit
     Value -- Separate Account:    For any Valuation Period, a Fund Annuity unit
                                   value is equal to: Account:

                                   (a) The value for the previous Period;
                                       multiplied by
                                   (b) The Annuity net return factor(s) (see
                                       4.06 below) for the Period; multiplied by
                                   (c) A factor to reflect the assumed annual
                                       net return rate (see Contract Schedule
                                       II).

                                   The dollar value of a Fund Annuity unit
                                   values and Annuity payments may go up or down due to investment gain or loss.

4.06 Annuity Net Return            The Annuity net return factor(s) are used to
     Factor(s) -- Separate         compute all Separate Account Annuity Payments
     Account:                      for any Fund.

                                   The Annuity net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

                                   The net return rate is equal to:

                                   (a) The value of the shares of the Fund held
                                       by the Separate Account at the end of a
                                       Valuation Period; minus

4.06 Annuity Net Return            (b) The value of the shares of the Fund held
     Factor(s) -- Separate             by the Separate Account at the start of
     Account (Cont'd):                 the Valuation Period; plus or minus

                                   (c) Taxes (or reserves for taxes) on the
                                       Separate Account (if any); divided by

                                   (d) The total value of the Fund(s) record
                                       units and Fund(s) Annuity units of the
                                       Separate Account at the start of the
                                       Valuation Period; minus

                                   (e) A daily charge for Annuity mortality and
                                       expense risks, which may include profit, and a daily administrative charge (at the annual rate as shown on Contract
                                       Schedule II).

                                   A net return rate may be more or less than 0%.

                                   The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

                                   Payments shall not be changed due to changes in the mortality or expense results or administrative charges.


4.07 Annuity Options:              Option 1 -- Payments for a Stated Period of
                                   Time -- An Annuity will be paid for the
                                   number of years chosen. The number of years must be at least 5 and not more than 30.

                                   If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 3 years after the start of payments, it will be treated as a surrender and any applicable Surrender Fee will be applied (see 3.14).

                                   If a nonspouse Beneficiary elects this option at the death of the Certificate Holder, the period selected may not extend beyond the Beneficiary's life expectancy.

                                   Option 2 -- Life Income -- An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180, or 240 months.

                                   Option 3 -- Life Income Based upon the Lives of Two Annuitants -- An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice must be made of:


                                   (a) 100% of the payment to continue after the
                                       first death;
                                   (b) 66 2/3% of the payment to continue after
                                       the first death;
                                   (c) 50% of the payment to continue after the
                                       first death;
                                   (d) Payments for a minimum of 120 months with
                                       100% of the payment to continue after the first death; or
                                   (e) 100% of the payment to continue at the
                                       death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant.

                                   Other Options -- Aetna may make other options available as allowed by the laws of the state in which this Contract and the Certificate is delivered.

                                    OPTION 1

                      Payments for a Stated Period of Time

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%


              Guaranteed     Monthly   Quarterly      Semi-Annual    Annual
     Years        Rate       Payment    Payment         Payment      Payment
--------------------------------------------------------------------------------
      3           3.00%      $ 28.99    $ 86.76        $ 172.88     $ 343.23
      4           3.00%        22.06      66.02          131.56       261.19
      5           3.00%        17.91      53.59          106.78       211.99
      6           3.00%        15.14      45.30           90.27       179.22
      7           3.00%        13.16      39.39           78.49       155.83
      8           3.00%        11.68      34.96           69.66       138.31
      9           3.00%        10.53      31.52           62.81       124.69
     10           3.00%         9.61      28.77           57.33       113.82
     11           3.00%         8.86      26.52           52.85       104.93
     12           3.00%         8.24      24.65           49.13        97.54
     13           3.00%         7.71      23.08           45.98        91.29
     14           3.00%         7.26      21.73           43.29        85.95
     15           3.00%         6.87      20.56           40.96        81.33
     16           3.00%         6.53      19.54           38.93        77.29
     17           3.00%         6.23      18.64           37.14        73.74
     18           3.00%         5.96      17.84           35.56        70.59
     19           3.00%         5.73      17.13           34.14        67.78
     20           3.00%         5.51      16.50           32.87        65.26
     21           3.00%         5.32      15.92           31.72        62.98
     22           3.00%         5.15      15.40           30.68        60.92
     23           3.00%         4.99      14.92           29.74        59.04
     24           3.00%         4.84      14.49           28.88        57.33
     25           3.00%         4.71      14.09           28.08        55.76
     26           3.00%         4.59      13.73           27.36        54.31
     27           3.00%         4.47      13.39           26.68        52.97
     28           3.00%         4.37      13.08           26.06        51.74
     29           3.00%         4.27      12.79           25.49        50.60
     30           3.00%         4.18      12.52           24.95        49.53

                                    OPTION 2

                                  Life Income

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

               Payments Guaranteed for a Stated Period of Months


     Adjusted
      Age of        None           60        120       180       240
     Annuitant
--------------------------------------------------------------------------------
        50         $ 4.05        $ 4.05    $ 4.03    $ 3.99    $ 3.93
        51           4.12          4.11      4.09      4.05      3.99
        52           4.19          4.19      4.16      4.11      4.04
        53           4.27          4.26      4.23      4.18      4.10
        54           4.35          4.34      4.31      4.25      4.16

        55           4.44          4.42      4.39      4.32      4.22
        56           4.53          4.51      4.47      4.40      4.29
        57           4.62          4.61      4.56      4.48      4.35
        58           4.72          4.71      4.65      4.56      4.42
        59           4.83          4.81      4.75      4.64      4.49

        60           4.95          4.93      4.86      4.73      4.55
        61           5.07          5.05      4.97      4.83      4.62
        62           5.20          5.17      5.08      4.92      4.69
        63           5.34          5.31      5.20      5.02      4.76
        64           5.49          5.45      5.33      5.12      4.83

        65           5.65          5.61      5.47      5.22      4.89
        66           5.82          5.77      5.61      5.33      4.96
        67           6.01          5.94      5.75      5.44      5.02
        68           6.20          6.13      5.91      5.54      5.08
        69           6.41          6.33      6.07      5.65      5.14

        70           6.64          6.54      6.23      5.76      5.19
        71           6.88          6.76      6.41      5.86      5.24
        72           7.14          7.00      6.59      5.97      5.28
        73           7.43          7.26      6.77      6.06      5.32
        74           7.73          7.53      6.96      6.16      5.35

        75           8.06          7.82      7.14      6.25      5.38

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

  Adjusted Ages
              Second
Annuitant   Annuitant    Option 3a    Option 3b      Option 3c      Option 3d      Option 3e
----------------------------------------------------------------------------------------------
    55         50        $ 3.69        $ 4.05         $ 4.27         $ 3.69         $ 4.03
    55         55          3.88          4.25           4.47           3.87           4.14
    55         60          3.99          4.44           4.71           3.98           4.42

    60         55          3.99          4.44           4.71           3.98           4.42
    60         60          4.24          4.71           4.99           4.23           4.57
    60         65          4.38          4.97           5.32           4.38           4.93

    65         60          4.38          4.97           5.32           4.38           4.93
    65         65          4.72          5.33           5.70           4.71           5.14
    65         70          4.93          5.68           6.15           4.91           5.66

    70         65          4.93          5.68           6.15           4.91           5.66
    70         70          5.40          6.21           6.70           5.36           5.96
    70         75          5.69          6.68           7.32           5.62           6.67

    75         70          5.69          6.68           7.32           5.62           6.67
    75         75          6.37          7.45           8.15           6.23           7.12
    75         80          6.78          8.11           8.99           6.54           8.13

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 1

                      Payments for a Stated Period of Time

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


              Guaranteed     Monthly   Quarterly      Semi-Annual    Annual
     Years        Rate       Payment    Payment         Payment      Payment
--------------------------------------------------------------------------------
      3           3.50%      $ 29.19    $ 87.33        $ 173.91     $ 344.86
      4           3.50%        22.27      66.61          132.65       263.04
      5           3.50%        18.12      54.19          107.92       213.99
      6           3.50%        15.35      45.92           91.44       181.32
      7           3.50%        13.38      40.01           79.69       158.01
      8           3.50%        11.90      35.59           70.88       140.56
      9           3.50%        10.75      32.16           64.05       127.00
     10           3.50%         9.83      29.42           58.59       116.18
     11           3.50%         9.09      27.18           54.13       107.34
     12           3.50%         8.46      25.32           50.42        99.98
     13           3.50%         7.94      23.75           47.29        93.78
     14           3.50%         7.49      22.40           44.62        88.47
     15           3.50%         7.10      21.24           42.31        83.89
     16           3.50%         6.76      20.23           40.29        79.89
     17           3.50%         6.47      19.34           38.51        76.37
     18           3.50%         6.20      18.55           36.94        73.25
     19           3.50%         5.97      17.85           35.54        70.47
     20           3.50%         5.75      17.22           34.28        67.98
     21           3.50%         5.56      16.65           33.15        65.74
     22           3.50%         5.39      16.13           32.13        63.70
     23           3.50%         5.24      15.66           31.19        61.85
     24           3.50%         5.09      15.24           30.34        60.17
     25           3.50%         4.96      14.85           29.56        58.62
     26           3.50%         4.84      14.49           28.85        57.20
     27           3.50%         4.73      14.15           28.19        55.90
     28           3.50%         4.63      13.85           27.58        54.69
     29           3.50%         4.53      13.57           27.02        53.57
     30           3.50%         4.45      13.30           26.49        52.53

                                    OPTION 1

                      Payments for a Stated Period of Time

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%


              Guaranteed     Monthly   Quarterly      Semi-Annual    Annual
     Years        Rate       Payment    Payment         Payment      Payment
--------------------------------------------------------------------------------
      3           5.00%      $ 29.80    $ 89.04        $ 176.99     $ 349.72
      4           5.00%        22.89      68.38          135.93       268.58
      5           5.00%        18.74      56.00          111.33       219.98
      6           5.00%        15.99      47.77           94.96       187.64
      7           5.00%        14.02      41.90           83.30       164.59
      8           5.00%        12.56      37.52           74.58       147.35
      9           5.00%        11.42      34.11           67.81       133.99
     10           5.00%        10.51      31.40           62.42       123.34
     11           5.00%         9.77      29.19           58.03       114.66
     12           5.00%         9.16      27.36           54.38       107.45
     13           5.00%         8.64      25.81           51.31       101.39
     14           5.00%         8.20      24.50           48.69        96.21
     15           5.00%         7.82      23.36           46.44        91.75
     16           5.00%         7.49      22.37           44.47        87.88
     17           5.00%         7.20      21.51           42.75        84.88
     18           5.00%         6.94      20.74           41.23        81.47
     19           5.00%         6.71      20.06           39.88        78.80
     20           5.00%         6.51      19.46           38.68        76.42
     21           5.00%         6.33      18.91           37.59        74.28
     22           5.00%         6.17      18.42           36.62        72.35
     23           5.00%         6.02      17.98           35.73        70.61
     24           5.00%         5.88      17.57           34.93        69.02
     25           5.00%         5.76      17.20           34.20        67.57
     26           5.00%         5.65      16.87           33.53        66.25
     27           5.00%         5.54      16.56           32.92        65.04
     28           5.00%         5.45      16.28           32.35        63.93
     29           5.00%         5.36      16.01           31.83        62.90
     30           5.00%         5.28      15.77           31.35        61.95

                                    OPTION 2

                                  Life Income

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

               Payments Guaranteed for a Stated Period of Months


     Adjusted
      Age of        None           60        120       180       240
     Annuitant
--------------------------------------------------------------------------------
        50         $ 4.34        $ 4.34    $ 4.31    $ 4.27    $ 4.22
        51           4.41          4.40      4.38      4.33      4.27
        52           4.48          4.47      4.45      4.40      4.32
        53           4.56          4.55      4.52      4.46      4.38
        54           4.64          4.63      4.59      4.53      4.44

        55           4.72          4.71      4.67      4.60      4.50
        56           4.81          4.80      4.75      4.67      4.56
        57           4.91          4.89      4.84      4.75      4.62
        58           5.01          4.99      4.93      4.83      4.69
        59           5.12          5.10      5.03      4.92      4.75

        60           5.23          5.21      5.13      5.00      4.82
        61           5.36          5.33      5.24      5.09      4.88
        62           5.49          5.45      5.35      5.19      4.95
        63           5.63          5.59      5.47      5.28      5.02
        64           5.78          5.73      5.60      5.38      5.08

        65           5.94          5.89      5.73      5.48      5.15
        66           6.11          6.05      5.87      5.58      5.21
        67           6.29          6.22      6.02      5.69      5.27
        68           6.49          6.41      6.17      5.79      5.33
        69           6.70          6.60      6.33      5.90      5.38

        70           6.92          6.81      6.49      6.00      5.43
        71           7.17          7.04      6.66      6.10      5.48
        72           7.43          7.27      6.84      6.20      5.52
        73           7.71          7.53      7.02      6.30      5.55
        74           8.02          7.70      7.20      6.39      5.59

        75           8.35          8.08      7.38      6.48      5.62

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                                  Life Income

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

               Payments Guaranteed for a Stated Period of Months


     Adjusted
      Age of        None           60        120       180       240
     Annuitant
--------------------------------------------------------------------------------
        50         $ 5.26        $ 5.25    $ 5.22    $ 5.17    $ 5.11
        51           5.33          5.32      5.28      5.23      5.15
        52           5.40          5.38      5.34      5.29      5.20
        53           5.47          5.45      5.41      5.35      5.26
        54           5.54          5.53      5.48      5.41      5.31

        55           5.63          5.61      5.56      5.47      5.36
        56           5.71          5.69      5.63      5.54      5.42
        57           5.80          5.78      5.72      5.61      5.47
        58           5.90          5.88      5.81      5.69      5.53
        59           6.01          5.98      5.90      5.77      5.59

        60           6.12          6.09      6.00      5.85      5.65
        61           6.24          6.21      6.10      6.93      5.71
        62           6.37          6.33      6.21      6.02      5.77
        63           6.51          6.46      6.33      6.11      5.83
        64           6.66          6.60      6.45      6.20      5.89

        65           6.82          6.75      6.57      6.30      5.95
        66           6.99          6.91      6.71      6.39      6.01
        67           7.17          7.08      6.85      6.49      6.06
        68           7.36          7.27      6.99      6.59      6.12
        69           7.57          7.46      7.15      6.69      6.17

        70           7.80          7.67      7.30      6.78      6.21
        71           8.05          7.89      7.47      6.88      6.25
        72           8.31          8.13      7.64      6.97      6.29
        73           8.59          8.38      7.81      7.06      6.33
        74           8.90          8.64      7.99      7.15      6.36

        75           9.23          8.93      8.16      7.23      6.38

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

  Adjusted Ages
              Second
Annuitant   Annuitant    Option 3a    Option 3b      Option 3c      Option 3d      Option 3e
----------------------------------------------------------------------------------------------
    55         50        $ 3.97        $ 4.35         $ 4.56         $ 3.97         $ 4.31
    55         55          4.16          4.54           4.76           4.15           4.42
    55         60          4.27          4.73           5.00           4.26           4.48

    60         55          4.27          4.73           5.00           4.26           4.70
    60         60          4.51          4.99           5.27           4.50           4.84
    60         65          4.66          5.25           5.61           4.65           4.93

    65         60          4.66          5.25           5.61           4.65           5.22
    65         65          4.99          5.61           5.99           4.98           5.42
    65         70          5.19          5.97           6.44           5.17           5.54

    70         65          5.19          5.97           6.44           5.17           5.93
    70         70          5.67          6.49           6.99           5.62           6.23
    70         75          5.95          6.96           7.61           5.87           6.40

    75         70          5.95          6.96           7.61           5.87           6.95
    75         75          6.64          7.73           8.43           6.48           7.40
    75         80          7.04          8.39           9.29           6.79           7.64

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

  Adjusted Ages
              Second
Annuitant   Annuitant    Option 3a    Option 3b      Option 3c      Option 3d      Option 3e
----------------------------------------------------------------------------------------------
    55         50        $ 4.88        $ 5.26         $ 5.48         $ 4.88         $ 5.23
    55         55          5.04          5.44           5.66           5.04           5.32
    55         60          5.15          5.63           5.91           5.14           5.38

    60         55          5.15          5.63           5.91           5.14           5.59
    60         60          5.37          5.87           6.16           5.37           5.72
    60         65          5.52          6.14           6.51           5.51           5.80

    65         60          5.52          6.14           6.51           5.51           6.10
    65         65          5.83          6.49           6.87           5.82           6.29
    65         70          6.04          6.84           7.34           6.00           6.41

    70         65          6.04          6.84           7.34           6.00           6.81
    70         70          6.49          7.35           7.87           6.44           7.08
    70         75          6.77          7.84           8.51           6.68           7.25

    75         70          6.77          7.84           8.51           6.68           7.81
    75         75          7.45          8.60           9.33           7.27           8.25
    75         80          7.86          9.28          10.20           7.57           8.49

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                  [Aetna logo]
                    Aetna Life Insurance and Annuity Company
                       Home Office: 151 Farmington Avenue
                                 P.O. Box 30670
                        Hartford, Connecticut 06150-0670
                                 (800) 531-4547

             Group Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON
INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT
GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.